EXHIBIT 99.1

                         NEWS RELEASE DATED MAY 9, 2006

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 NETSOL TECHNOLOGIES CONTINUES PROFITABILITY WITH 58 PERCENT QUARTERLY REVENUE
                                     GROWTH

         Company's Global Expansion Drives EBITDA, Increases Nine-Month
                               Revenue 76 Percent

CALABASAS, CA - May 9, 2006 - NetSol Technologies, Inc. (NASDAQ:NTWK), a developer of proprietary software applications and provider of information technology (IT) services, today reported financial results for its third quarter of fiscal 2006, ended March 31, 2006.

Third Quarter Financial Highlights:

o Net revenue for the third quarter of fiscal 2006 was approximately $5.05 million, an increase of 58 percent, compared to revenue of $3.19 million for the third quarter of fiscal 2005.

o Third quarter EBITDA (earnings before interest, tax, depreciation and amortization), a fundamental way to value a company's performance, was $715,299, an approximate 16 percent increase, compared to EBITDA of $617,850 for the period ended March 31, 2005

o Net income before minority interest adjustments was $208,946, or net income per weighted average diluted share of approximately $0.01, compared to net income before minority interest adjustments of $156,852, or net income per weighted average diluted share of approximately $0.01, for the comparable quarter of fiscal 2005.

o Net income after minority interest adjustments was $21,819, or net income per weighted average diluted share of $0.001, compared to net income after minority interest adjustments of $126,858, or net income per weighted average diluted share of $0.01, for the comparable quarter of fiscal 2005. The minority interest adjustments reflect the minority-owned portion of net income of three of NetSol's subsidiaries: NetSol Technologies, Ltd., NetSol Connect and NetSol-TiG Joint Venture.

o Gross profit for the quarter increased more than 47.5 percent to $2,727,298, with gross profit margin of 54 percent, compared to gross profit of $1,848,702, with gross profit margin of 58 percent, for the third quarter of fiscal 2005. According to NetSol CFO Tina Gilger, the decrease in gross profit margin was primarily attributable to increased headcount for developers and programmers that directly effects the cost of goods sold as the company scales up to meet anticipated pipeline demands.

"We are pleased to announce results for a quarter marked by tremendous success in large scale LeaseSoft product implementation, streamlining of acquisitions, and continuously improving global brand awareness of NetSol," commented NetSol CEO, Naeem Ghauri.

"Our seventh consecutive quarter of increased revenue growth and profitability," continued Ghauri, "is attributed to new orders of LeaseSoft licenses, an increase in our services business, ongoing maintenance fees, and the integration of revenues contributed by U.K. subsidiary,

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NetSolCQ. We have also seen strong performance from our outsourcing business with the NetSol-TiG joint venture, which generated both domestic and international sales. We anticipate these great strides in building our team and products will support our year-end guidance for fiscal 2006 and aggressive growth plans for fiscal 2007."

Nine Month Financial Highlights:

o Net revenue for the nine month period ended March 31, 2006, was approximately $14 million, an increase of 76 percent, compared to revenue of $7.97 million for comparable fiscal 2005 period.

o EBITDA for the nine month period was approximately $2.4 million, a 42 percent increase, compared to EBITDA of $1.7 million for the same period in fiscal 2005

o Net income before minority interest adjustments was approximately $1.05 million, or net income per weighted average diluted share of approximately $0.07, a 128 percent increase compared to net income before minority interest adjustments of $460,973, or net income per weighted average diluted share of approximately $0.03, for the comparable quarter of fiscal 2005.

o Net income after minority interest adjustments was $350,601 or net income per weighted average diluted share of $0.02, compared to net income after minority interest adjustments of $445,238, or net income per weighted average diluted share of $0.03, for the comparable period of fiscal 2005.

o Gross profit for the first nine months increased more than 60.6 percent to $8,077,272, with gross profit margin of approximately 58 percent, compared to gross profit of $5,028,579, with gross profit margin of approximately 63 percent, for the comparable period of fiscal 2005.

"As each profitable quarter passes, NetSol continues its mission to be counted as a global force within the technology industry," commented NetSol Chairman Najeeb U. Ghauri. "In addition to continuing our double digit revenue growth, strong EBITDA, and profitability trend, we are simultaneously scaling the business through both organic growth and strategic acquisitions. The combination of controlled, aggressive growth should serve our employees and shareholders well as we integrate the newly acquired McCue Systems and continue driving market penetration of LeaseSoft in the U.S. and abroad."

Third Quarter Business Highlights:

o Founded in January 1996, NetSol Technologies celebrated its 10th anniversary. The company has grown from a small group of employees located in Lahore, Pakistan, to over 450 employees worldwide with offices in the U.S., China, Australia, the U.K. and Pakistan.

o NetSol Chairman Najeeb U. Ghauri, was elected to the role of Vice Chairman for the U.S.-Pakistan Business Council (USPBC), an affiliate of the United States Chamber of Commerce.

o In February of 2006, NetSol signed a new software development and consulting agreement with McCue Systems. In May, the company announced the acquisition of McCue Systems.

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o     NetSol completed the successful integration of its million dollar
      LeaseSoft implementation at Finlease Company Ltd., a member company of the Mauritius Commercial Bank Group.

o Haydock Finance became the first implementation site for the two newest LeaseSoft modules, Document Image Processing (DIP) and Document Production Engine (DPE).

o Newsweek Asia lauded NetSol as a major contributor to Pakistan's dramatic economic revival, highlighting how new economic policy and leading companies such as NetSol have driven the country's dramatic turnaround from a 1990s failed state to a thriving global player with the second largest gross domestic product (GDP) growth rate in the world.

o NetSol CQ signed a major new contract in UK for LeaseSoft with a major banking institution.

o NetSol continued making inroads in the public sector, with another major new software development and IT services agreement with the Karachi Patent Office (KPO), the sole patent office registering patents and designs across Pakistan.

o NetSol inked a new software development agreement with Pakistan's Ministry of Religious Affairs (MoRA) for development of system requirements specification (SRS) and software applications for its Hajj Wing, under the auspices of the Cabinet Division and Ministry of Information Technology.

NetSol management will host a conference call to discuss fiscal 2006 third quarter financial results today, Tuesday, May 9, at 10:00 a.m. Eastern (EDT). Shareholders and members of the investment community are invited to participate in the call. The conference call dial-in number for U.S. callers is toll-free
888.243.3996. The conference call dial-in number for international callers is 973.935.2406.

As a confirmation number is required to access the call, please RSVP your participation by calling Suzanne Schnitzer at McCloud Communications,
949.553.9748. An audio replay of the conference call will be available from May 9 through 16, 2006. To access the audio replay, U.S. callers can dial
877.519.4471 and international callers can dial 973.341.3080. The replay pin code is 7309900.

About NetSol Technologies, Inc.

NetSol Technologies is an end-to-end solution provider for the lease and finance industry. Headquartered in Calabasas, CA, NetSol Technologies, Inc. operates on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. NetSol helps its clients identify, evaluate and implement technology solutions to meet their most critical business challenges and maximize their bottom line. By utilizing its worldwide resources, NetSol delivers high-quality, cost-effective IT services ranging from consulting and application development to systems integration and outsourcing. NetSol's commitment to quality is demonstrated by its achievement of both ISO 9001 and SEI (Software Engineering Institute) CMM (Capability Maturity Model) Level 4 assessment. For more information, visit NetSol Technologies' web site at www.netsoltek.com.

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Securities Exchange Act of 1934

This release is comprised of inter-related information that must be interpreted in the context of all the information provided; accordingly, care should be exercised not to consider portions of this release out of context. This release is provided in compliance with Commission Regulation FD and contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance, are not statements of historical fact and may be "forward-looking statements." Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "expects," "will," "anticipates," "estimates," "believes," or statements indicating certain actions "may," "could," or "might," occur. Such statements reflect the current views of NetSol Technologies with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed or expected. NetSol Technologies does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

                                 (Tables Follow)

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                   NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                              For the Three Months                  For the Nine Months
                                                                 Ended March 31,                       Ended March 31,
                                                             2006               2005               2006               2005
                                                        --------------     --------------     --------------     --------------
                                                                             (restated)                            (restated)
Net revenues                                            $    5,045,827     $    3,190,918     $   14,040,185     $    7,972,450
Cost of revenues                                             2,318,529          1,342,216          5,962,913          2,943,871
                                                        --------------     --------------     --------------     --------------
Gross profit                                                 2,727,298          1,848,702          8,077,272          5,028,579

Operating expenses:
      Selling and marketing                                    444,472            219,399          1,190,906            474,099
      Depreciation and amortization                            594,385            384,649          1,711,771          1,007,789
      Settlement costs                                              --                 --             15,953             43,200
      Bad debt expense                                          19,561                 --             27,289                 --
      Salaries and wages                                       597,636            453,226          1,686,726          1,248,447
      Professional services, including non-cash
          compensation                                         126,806            112,830            365,152            368,135
      General and adminstrative                                675,339            462,421          1,850,885          1,011,653
                                                        --------------     --------------     --------------     --------------
          Total operating expenses                           2,458,199          1,632,525          6,848,682          4,153,323
                                                                           --------------     --------------     --------------
Income  from operations                                        269,099            216,177          1,228,590            875,256
Other income and (expenses)
      Gain (Loss) on sale of assets                            (38,624)                --            (34,014)              (620)
      Beneficial conversion feature                             (2,628)            (3,941)           (14,389)          (205,906)
      Fair market value of warrants issued                     (12,016)                --            (21,505)          (249,638)
      Gain on forgiveness of debt                                1,318             49,865              8,294            239,506
      Interest expense                                         (75,015)           (47,356)          (240,900)          (177,356)
      Interest income                                           93,376             11,181            272,417             12,978
      Other income and (expenses)                               (2,484)           (10,287)           (57,129)            28,013
      Income taxes                                             (24,080)           (58,787)           (90,891)           (61,260)
                                                        --------------     --------------     --------------     --------------
          Total other expenses                                 (60,153)           (59,325)          (178,117)          (414,283)
                                                        --------------     --------------     --------------     --------------
Net income  before minority interest in subsidiary             208,946            156,852          1,050,473            460,973
Minority interest in subsidiary                               (187,127)           (29,994)          (699,872)           (15,735)
                                                        --------------     --------------     --------------     --------------
Net income                                                      21,819            126,858            350,601            445,238
Other comprehensive (loss)/gain:
      Translation adjustment                                  (115,740)           (11,252)           201,100           (219,660)
                                                        --------------     --------------     --------------     --------------
Comprehensive income (loss)                             $      (93,921)    $      115,606     $      551,701     $      225,578
                                                        ==============     ==============     ==============     ==============

Net income  per share:
      Basic                                             $         0.00     $         0.01     $         0.02     $         0.04
                                                        ==============     ==============     ==============     ==============
      Diluted                                           $         0.00     $         0.01     $         0.02     $         0.03
                                                        ==============     ==============     ==============     ==============

Weighted average number of shares outstanding
      Basic                                                 14,267,690         12,704,226         14,852,941         10,937,910
      Diluted                                               14,692,917         15,642,431         15,278,168         13,750,981

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                   NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
                  CONSOLIDATED BALANCE SHEET -- MARCH 31, 2006
                                   (Unaudited)

                                     ASSETS
Current assets:
     Cash and cash equivalents                                                   $    2,390,245
     Certificates of deposit                                                          2,098,003
     Accounts receivable, net of allowance for doubtful accounts of $80,000           5,810,972
     Revenues in excess of billings                                                   3,416,762
     Other current assets                                                             2,067,396
                                                                                 --------------
        Total current assets                                                                            15,783,378
Property and equipment, net of accumulated depreciation                                                  6,425,581
Intangibles:
     Product licenses, renewals, enhancements, copyrights,
        trademarks, and tradenames, net                                               4,623,098
     Customer lists, net                                                              1,083,528
     Goodwill                                                                         1,166,611
                                                                                 --------------
        Total intangibles                                                                                6,873,237
                                                                                                    --------------
        Total assets                                                                                $   29,082,196
                                                                                                    ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses                                       $    3,022,585
     Current portion of notes and obligations under capitalized leases                1,076,757
     Billings in excess of revenues                                                     300,029
     Due to officers                                                                     83,021
     Deferred liability                                                                 313,397
     Loans payable, bank                                                                755,095
                                                                                 --------------
        Total current liabilities                                                                        5,550,884
Obligations under capitalized leases, less current maturities                                              118,079
Convertible debenture                                                                                           --
                                                                                                    --------------
        Total liabilities                                                                                5,668,963
Minority interest                                                                                        1,385,010
Commitments and contingencies                                                                                   --

Stockholders' equity:
     Common stock, $.001 par value; 45,000,000 share authorized;
        15,142,185 issued and outstanding                                                15,142
     Additional paid-in-capital                                                      52,584,940
     Treasury stock                                                                     (27,197)
     Accumulated deficit                                                            (29,968,384)
     Stock subscription receivable                                                     (372,688)
     Common stock to be issued                                                          116,000
     Other comprehensive loss                                                          (319,590)
                                                                                 --------------
        Total stockholders' equity                                                                      22,028,223
                                                                                                    --------------
        Total liabilities and stockholders' equity                                                  $   29,082,196
                                                                                                    ==============

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Investor Relations:
Marty Tullio or Mark D. Tullio
McCloud Communications, LLC
949.553.9748
marty@McCloudCommunications.com
mark@McCloudCommunications.com

NetSol Technologies:
Najeeb U. Ghauri, Chairman, or Tina Gilger, CFO
818.222.9195
najeeb@netsoltek.com
tina@netsoltek.com

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